SKYWARD SPECIALTY INSURANCE GROUP TO ACQUIRE APOLLO GROUP HOLDINGS LIMITED, AMPLIFYING “RULE OUR NICHE” STRATEGY

Houston, TX - September 02, 2025 (Globe Newswire) - Skyward Specialty Insurance Group, Inc.® (Nasdaq: SKWD) (“Skyward Specialty” or the “Company”) today announced it has entered into a definitive agreement with the majority sellers to acquire 100% of Apollo Group Holdings Limited (“Apollo”) for a total consideration of $555 million from Alchemy, management, employees, and other strategic investors. Employees and strategic investors will receive $184 million of stock consideration(1), while the remaining $371 million will be paid in cash, with committed debt financing in place. The transaction is expected to deliver double-digit adjusted operating EPS(2) accretion in the first full year post closing while adding more than $1.5 billion of managed premium(3), further reinforcing Skyward Specialty’s position as a leader in U.S. specialty markets.
Apollo is a leading U.S. centric specialty underwriting platform operating at Lloyd’s of London that is low volatility, high growth and employs a capital light business model. The business has grown gross written premium at a compound annual growth rate of approximately 20% since its formation in 2010. Through Syndicate 1969, Apollo underwrites a multi-class specialty insurance portfolio. Through Syndicate 1971, also known as Apollo ibott(4), Apollo delivers a unique, innovative platform liability product for the digital and sharing economy. Apollo provides approximately 27%(5) of the capital to syndicates 1969 and 1971 in exchange for a pro-rata share of the underwriting income, with the remainder of the capital provided by third parties. Additionally, Apollo earns managing agency fees and profit commissions for being the managing agent to both its own syndicates, as well as to innovative third-party syndicates, known as Platform Partners.
The acquisition is exceptionally well aligned to Skyward Specialty’s strategy, bringing new specialty niches, a distinctive new economy offering, accelerating innovation, and adding Apollo’s advanced technology capabilities. Leading Apollo’s growth and development since joining the company in 2012 is Chief Executive Officer (“CEO”) David Ibeson, who, along with Apollo’s entrepreneurial and dynamic management team, will join Skyward Specialty and continue to lead the Apollo business.
Skyward Specialty Chairman and CEO Andrew Robinson said, “We are delighted to reach an agreement to acquire Apollo. Their underwriting leadership and unique market positioning are exceptionally well-matched to Skyward Specialty’s strengths and vision and fit with our strategy to “Rule Our Niche.” Apollo’s Syndicate 1969 will provide access to attractive and hard-to-reach specialty classes including Political Violence, Product Recall, Specialty Disruption and other related specialty classes. Leveraging the unique capabilities of Syndicate 1971, Apollo will further enhance our portfolio with unique and innovative solutions designed for new economy industries. Most importantly, the strategic and cultural alignment between the two organizations is exceptional and sets the stage for future opportunities. I look forward to welcoming the Apollo team to Skyward Specialty and embarking on this next chapter together.”
Ibeson commented, “We have been building a relationship with Skyward Specialty for nearly two years, and during that time, we have had a number of opportunities to collaborate. We very quickly understood that we had a common view of the future of the specialty market and a shared understanding of how to position our respective organizations to win. Culturally, you could not have better alignment between our firms, and our leadership team is engaged and excited about the possibilities this partnership brings. I look forward to working with our new Skyward Specialty colleagues to realize our shared vision.”
The transaction is expected to close in the first quarter of 2026, subject to regulatory approvals.
Barclays acted as financial advisor to Skyward Specialty and provided committed financing for the transaction. RPC acted as legal counsel to Skyward Specialty. Evercore acted as lead financial advisor, with Howden Capital Markets & Advisory as financial advisor to Apollo. Willkie Farr & Gallagher LLP acted as legal counsel to Apollo.
Conference Call
Skyward Specialty CEO Andrew Robinson and Chief Financial Officer Mark Haushill, along with Apollo CEO David Ibeson, will hold a conference call for Skyward Specialty investors at 8:30 AM eastern time tomorrow, September 3, 2025. Investors can access the conference call by registering via the conference link. A live webcast of the call, and a slide presentation to accompany the discussion, will be available on Skyward Specialty’s website, https://investors.skywardinsurance.com/events-and-presentations.
About Skyward Specialty
Skyward Specialty is a rapidly growing and innovative specialty insurance company, delivering commercial property and casualty products and solutions on a non-admitted and admitted basis. The Company operates through nine underwriting divisions -- Accident & Health, Agriculture and Credit (Re)insurance, Captives, Construction & Energy Solutions, Global Property, Professional Lines, Specialty Programs, Surety and Transactional E&S.
Skyward Specialty's subsidiary insurance companies consist of Great Midwest Insurance Company, Houston Specialty Insurance Company, Imperium Insurance Company, and Oklahoma Specialty Insurance Company. These insurance companies are rated A (Excellent) with a stable outlook by A.M. Best Company. For more information about Skyward Specialty, its people, and its products, please visit skywardinsurance.com.
About Apollo
Apollo is an innovation inspired insurance platform, offering data-driven and creative solutions to a wide variety of risks. The business provides high quality products and services to clients, and capital partners at Lloyd’s, enabling a resilient and sustainable world.
Apollo offers products across Property, Casualty, Marine, Energy & Transportation, Specialty, Reinsurance, as well as Smart Follow and digital & embedded risk programs. Apollo’s experience and unique ecosystem give Platform Partners the best chance of success through the Lloyd’s new entrant process to the delivery of their long-term strategy. For more information about Apollo, please visit apollounderwriting.com.
Non-GAAP Financial Measures
This release contains certain financial measures and ratios that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). We refer to these measures as “non-GAAP financial measures.” We use these non-GAAP financial measures when planning, monitoring, and evaluating our performance.

We consider these non-GAAP financial measures to be useful metrics for our management and investors to facilitate operating performance comparisons from period to period. While we believe that these non-GAAP financial measures are useful in evaluating our business, this information should be considered supplemental in nature and is not meant to be a substitute for revenue or net income, in each case as recognized in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate such measures differently, which reduces their usefulness as comparative measures.
Forward Looking Statements
Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are typically, but not always, identified through use of the words "believe," "expect," "enable," "may," "will," "could," "intends," "estimate," "anticipate," "plan," "predict," "probable," "potential," "possible," "should," "continue," and other words of similar meaning. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, or implied. Such risks and uncertainties include, among others, the following possibilities: the occurrence of any event, change, or other circumstance that could give rise to the right of one or both parties to terminate the definitive transaction agreement, the possibility that the anticipated benefits and synergies of the proposed transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas when Skyward Specialty and Apollo do business, the diversion of management's attention from ongoing business operations and opportunities, potential adverse reactions or changes to business or employee relationships, as well as described in Skyward Specialty's Form 10-K, and include (but are not limited to) legislative changes at both the state and federal level, state and federal regulatory rule making promulgations and adjudications, class action litigation involving the insurance industry and judicial decisions affecting claims, policy coverages and the general costs of doing business, the potential loss of key members of our management team or key employees and our ability to attract and retain personnel, the impact of competition on products and pricing, inflation in the costs of the products and services insurance pays for, product development, geographic spread of risk, weather and weather-related events, other types of catastrophic events, our ability to obtain reinsurance coverage at prices and on terms that allow us to transfer risk and adequately protect our company against financial loss, and losses resulting from reinsurance counterparties failing to pay us on reinsurance claims. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Media Contacts
Skyward Specialty
Haley Doughty
713-935-4944
hdoughty@skywardinsurance.com

Apollo Haggie Partners Peter Rigby, Caroline Klein, Bec Seaton Email: apollo@haggie.co.uk Tel: + 44 20 7562 4444
Investor Contact
Natalie Schoolcraft
Skyward Specialty
614-494-4988
nschoolcraft@skywardinsurance.com